Exhibit 10

M&I Marshall & Ilsley Bank

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/ Coll	Account	Officer	Initials
$50,000,000.00	04-26-2005	04-25-2006		M100 / A4		06564

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, IL 60143			Lender:	M&I Marshall & Ilsley Bank Correspondent Banking 770 N. Water Street Milwaukee, WI 53202

Principal Amount:	$50,000.000.00		~~Initial Rate: 3.420%~~	Date of Agreement:		April 26, 2005

DESCRIPTION OF EXISTING INDEBTEDNESS. Note dated April 26,2004 in the original principal amount of $50,000,000.00.

DESCRIPTION OF CHANGE IN TERMS. Extension of maturity date of April 25, 2005 to April 25, 2006.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 25, 2006. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 25, 2005, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the British Bankers Association (BBA) LIBOR and reported by a major news service selected by Lender (such as Reuters, Bloomberg or Moneyline Telerate). If BBA LIBOR for the one month period is not provided or reported on the first day of a month because, for example, it is a weekend or holiday or for another reason, the One Month LIBOR Rate shall be established as of the preceding day on which a BBA LIBOR rate is provided for the one month period and reported by the selected news service (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each first day of each calendar month. Borrower understands that Lender may make loans based on other rates as well. ~~The index currently is 2.870% per annum.~~ The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 0.550 percentage points over the Index, ~~resulting in an initial rate of 3.420% per annum.~~ notice: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

FIRST MIDWEST BANCORP, INC.

By:	/s/ MICHAEL L. SCUDDER
Michael L. Scudder, Executive V.P./CFO of First Midwest Bancorp, Inc.